UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  October 29, 2010

GLOBAL PHARM HOLDINGS GROUP, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	333-152286	20-8767223
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

25/F New World Center, No. 6009 Yitian Road, Futian District, Shenzhen, People’s Republic of China
(Address of Principal Executive Offices)

Registrant's telephone number, including area code:  86-755-83230226

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02                      Non-Reliance on Previously Issued Financial Statements or Related Audit Report or Completed Interim Review.

On October 29, 2010, the board of directors of Global Pharm Holding Group, Inc. (“the Company”) concluded that the Company’s 8K filing which included the consolidated financial statements of Global Pharma Enterprise Group Limited for the periods ended December 31, 2009, 2008, and for the period ended June 30, 2010 did not properly account for the following items, in accordance with United States generally accepted accounting principles, and, as a result, cannot be relied upon:

The company needs to revise disclosures pertaining to the acquisitions of three operating subsidiaries and how they, pursuant to an “Earn in Agreement” qualify the Company to account for these transactions as reverse acquisitions, or re-organizations. In addition, prior to the reverse acquisitions there are unrecorded dividends of the PRC operating company, pursuant to acquisition agreements, through the date of the transactions that need to be accrued.  Finally, we also need to include the discussed changes in the pro-forma financial statements included in the filing.

Management of the Company will restate these Financial Statements and the pro forma financial statements for the periods ended December 31, 2009, 2008, and for the period ended June 30, 2010, which will be included in its Amendment No.2 to Current Report on Form 8-K filed on August 13, 2010, to restate all of such financial statements to correct the errors noted above and file amendments to the Company’s periodic reports filed with the Securities and Exchange Commission.

The Company’s board of directors as well as its management has discussed the matters in this Report with its independent auditor.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 2, 2010	Global Pharm Holdings Group, Inc.

By:	/s/ An Fu
An Fu
Chief Financial Officer